SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 22, 2007, is entered into by and among Cromwell Uranium Corp., a Nevada corporation (the “Company”), Gottbetter & Partners, LLP (with respect to Article 8 hereof) and the Buyers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Seven Hundred Fifty Thousand Dollars ($750,000) (the “Purchase Price”) principal amount of secured Convertible Debentures (the “Convertible Debentures”), which shall become convertible into units (“Units”) of the Company’s securities at a conversion price ( the “Conversion Price”) of $0.50 per Unit. Each Unit shall consist of one share of the Company’s common stock, par value $0.001 (the “Common Stock”) (as converted, the “Conversion Shares”) and one common stock purchase warrant (“Warrants”), exercisable at a price of $0.75 per share. The total Purchase Price shall be allocated among the Buyer(s) in the respective amounts set forth opposite each Buyers name on Schedule I (the “Subscription Amount”); and

WHEREAS, all of the total principal amount of the Convertible Debentures, subject to the deduction of any and all fees, shall be utilized by the Company to make a loan (the “Bridge Loan”) to Cromwell Uranium Holdings, Inc. (“Cromwell”); and

WHEREAS, the Company (i) is currently negotiating a reverse triangular merger with Cromwell (the “Merger”) and (ii) intends to conduct a private placement offering (the “PPO”) of its Units subsequent to the closing of the Merger; and

WHEREAS, in connection with the Merger and the PPO the Company shall (i) change its name (the “Name Change”) to Cromwell Uranium Corp., (ii) increase its authorized capital stock (the “Recapitalization”) to 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”) and (ii) conduct a 6.35 for one forward stock split (the “Stock Split”) in the form of a stock dividend

WHEREAS, the Convertible Debentures shall be automatically converted into Units simultaneously with the closing of the Merger (and prior to the commencement of the PPO) (the Merger, the PPO, the Stock Split and the transactions contemplated thereby are sometimes hereinafter referred to as the “Transactions”); and

WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures shall be held in escrow by the Escrow Agent, as defined below, pursuant to the terms of Article 8 of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)  Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined herein below) and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Convertible Debentures in amounts set forth opposite each Buyer’s name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to “Gottbetter & Partners, LLP, as Escrow Agent for Arbutus Resources, Inc.”, which Subscription Amount shall be held in escrow pursuant to the terms of Article 8 of this Agreement and disbursed in accordance therewith.

(b)  Closing Date. The Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on or before the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7 and 8 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “Closing Date”). The Closing shall occur on the Closing Date at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)  Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer and pending the Closing, the Purchase Price shall be deposited in a non-interest bearing escrow account with Gottbetter & Partners, LLP as escrow agent (the “Escrow Agent”), pursuant to the terms of Article 8 of this Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company the Purchase Price for the Convertible Debentures to be issued and sold to the Buyer(s), and (ii) the Company shall deliver to the Buyer(s), the Convertible Debenture, duly executed on behalf of the Company.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

(a)  Investment Purpose. Each Buyer is acquiring the Convertible Debentures, and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares, the Warrants and/or Warrant Shares, then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares, the Warrants and the Warrant Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares, the Warrants and the Warrant Shares or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Buyer’s securities unless the securities are registered under the Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)  Residence of Buyer. Each Buyer resides in the jurisdiction set forth opposite the Buyer’s name on Schedule I.

(c)  Non-US Person. If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Convertible Debentures on behalf of a person in the United States or a U.S. Person:

(i)  neither the Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the Convertible Debentures for the account of a U.S. Person or for resale in the United States and the Buyer confirms that the Convertible Debentures have not been offered to the Buyer in the United States and that this Agreement has not been signed in the United States;

(ii)  the Buyer acknowledges that the Convertible Debentures have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the U.S. Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(iii)  the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, understands that the Company is the seller of the Convertible Debentures and underlying securities and that, for purposes of Regulation S, a "distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Debentures or underlying securities other than to a non-U.S. Person;

(iv)  the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, acknowledges and understands that in the event the Convertible Debentures are offered, sold or otherwise transferred by the Buyer or if applicable, the disclosed principal for whom the Buyer is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v)  neither the Buyer nor any disclosed principal will offer, sell or otherwise dispose of the Convertible Debentures or the underlying securities in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the United States Securities and Exchange Commission (the “SEC”) has declared effective a registration statement in respect of such securities.

(d)  Accredited Investor Status. If the Buyer is a person in the United States or a U.S. person, such Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(e)  Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(f)  Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the underlying Units, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures, and upon conversion the underlying Units involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures.

(g)  No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares.

(h)  Transfer or Resale. Each Buyer understands that: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and the Warrant Shares to the extent specifically set forth under this Agreement.

(i)  Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures, the Warrants, the Warrant Shares and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company within three (3) business days shall issue a certificate without such legend to the holder of the Warrants, Warrant Shares and Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Buyer or its broker make the necessary representations and warranties to the transfer agent for the Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Convertible Debentures, Warrants, Warrant Shares and Conversion Shares are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Warrants, Warrant Shares and Conversion Shares may be made without registration under the Securities Act.

(j)  Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k)  Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) it has received answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(l)  Due Formation of Corporate and Other Buyers. If a Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(m)  Trading Activities. The Buyer’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Company’s Common Stock is listed or traded. Neither the Buyer nor its affiliates has an open short position in the Common Stock of the Company and, except as set forth below, the Buyer shall not, and shall not cause any of its affiliates under common control with the Buyer, to engage in any short sale as defined in any applicable SEC or National Association of Securities Dealers rules on any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the Buyer(s) no longer own a principal balance of the Convertible Debentures. Without limiting the foregoing, the Buyer agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by Buyer.

(n)  No Legal Advice From the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(o)  No Group Participation.Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Convertible Debentures, Warrants, the Warrant Shares or Conversion Shares.

(p)  Each Buyer understands, acknowledges and agrees that the Conversion Shares and the Warrant Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Act. Each Buyer further understands, acknowledges and agrees that (a) such shares can and will only be resold by the Buyer pursuant to (i) an effective registration statement under the Act where the prospectus delivery requirements are complied with or (ii) under an applicable exemption from registration under the Act, and (b) it will not sell or otherwise dispose of or transfer the Conversion Shares or the Warrant Shares or any interest therein in a transaction that is part of a plan or scheme to avoid the registration requirements of the Act.

(q)  Each Buyer understands that the Company, its officers, directors and agents are relying on the representations of the Buyers set forth in this Article 2 in order to determine compliance with applicable securities laws in connection with the sale and issuance of the shares to the Buyer.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)  Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.

(b)  Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and all other documents necessary or desirable to effect the transactions contemplated hereby (collectively the “Transaction Documents”) and to issue the Convertible Debentures, the Warrants, the Warrant Shares and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the

Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures, the Warrants, the Warrant Shares and the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)  Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock. After giving effect to the Recapitalization, the authorized capital stock of the Company will consist of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, the Company has 10,780,000 shares of Common Stock issued and outstanding (approximately 68,453,000 shares of Common Stock, after giving effect to the Stock Split) and 0 shares of preferred stock outstanding. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except in connection with the Merger and the PPO), and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Convertible Debentures, Warrants, Warrant Shares and Conversion Shares when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Convertible Debentures). No co-sale right, right of first refusal or other similar right exists with respect to the Convertible Debentures, Warrants, Warrant Shares and the Conversion Shares or the issuance and sale thereof. The issue and sale of the Convertible Debentures, Warrants, Warrant Shares and the Conversion Shares will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The Company has made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)  Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares and the Warrant Shares have been duly authorized and reserved for issuance, based on the initial conversion price. Upon conversion or exercise in accordance with the Transaction Documents, the Conversion Shares and the Warrant Shares will be duly issued, fully paid and nonassessable.

(e)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board (the “OTC”) on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a material adverse effect on the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)  Financial Statements. As of their respective dates, the financial statements of the Company included in the Company’s public filings (the “SEC Filings”) with the SEC (the “Financial Statements”) for the two most recently completed fiscal years and any subsequent interim period complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (ii) have a Material Adverse Effect.

(h)  Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares. The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(i)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares.

(j)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures, the Warrants, the Warrant Shares or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)  Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(l)  Intellectual Property Rights. The Company has no proprietary intellectual property.

(m)  Environmental Laws.

(i)  Each of the Company and its subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)  To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii)  The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval.

(n)  Title. The Company does not own or lease any real or personal property.

(o)  Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)  No Material Adverse Breaches, etc. Except as set forth in the SEC Filings, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the SEC Filings, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(q)  Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(r)  Certain Transactions. Except as set forth in the SEC Filings, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)  Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(t)  Reliance. The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Convertible Debentures. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(u)  Anti-Takeover Provision. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Convertible Debentures, Warrants, Warrant Shares and Conversion Shares and the Buyer’s ownership thereof.

4.  COVENANTS.

(a)  Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)  Form D. The Company agrees to file a Form D with respect to the Convertible Debentures as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Convertible Debentures, Warrants, the Warrant Shares and Conversion Shares, or obtain an exemption for the Convertible Debentures, Warrants, the Warrant Shares and Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c)  Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Warrants, the Warrant Shares, and Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Warrants, the Warrant Shares and Conversion Shares and (B) none of the Convertible Debentures are outstanding, the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company shall use the proceeds from the sale of the Convertible Debentures to make the Bridge Loan to Cromwell.

(e)  Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, that number of shares of Common Stock equal to equal to the sum of (i) the number of shares of

Common Stock into which the Convertible Debentures are convertible from time to time based upon a conversion price (the “Conversion Price”) of $0.50 per Unit, plus (ii) the number of shares of Common Stock for which the Warrants are exercisable from time to time based upon an exercise price (the “Exercise Price”) per whole Warrant of $0.75 per share.

(f)  Listings or Quotation. The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the OTCBB.

(g)  Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”), other than the Recapitalization and the Stock Split, unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(i) will thereafter be applicable to the Convertible Debentures. The provisions of this Section 4(g) shall be inapplicable with respect to any Organizational Change, including the Recapitalization and the Stock Split, effected in connection with the Merger.

(h)  Resales Absent Effective Registration Statement. Each of the Buyers understand and acknowledge that (i) this Agreement and the agreements contemplated hereby may require the Company to issue and deliver Conversion Shares or Warrant Shares to the Buyers with legend restricting their transferability under the Securities Act, and (ii) it is aware that resales of such Conversion Shares or Warrant Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

5.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)  Each Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b)  The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company; it being understood that the sale of the Convertible Debentures shall not close unless a minimum of $420,000 principal amount of Convertible Debentures is subscribed for.

(c)  The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

6.  CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(i)  The Company shall have executed the Transaction Documents and delivered the same to the Buyer(s).

(ii)  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(iii)  The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv)  The Company shall have provided to the Buyer a certificate of good standing from the Secretary of State from the state in which the Company is incorporated.

(v)  The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, sufficient shares of Common Stock to effect the conversion of all of the Convertible Debentures’ and the exercise of all Warrants.

7.  INDEMNIFICATION.

(a)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures, the Warrants and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures, the Warrants and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other Transaction Document executed pursuant hereto by any of the Indemnities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, or any other Transaction Document executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, or any other Transaction Document executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Docuemtns by any of the Buyers. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

8.  ESCROW

(a)  On or before the date of the Closing, each Buyer shall have delivered to the Escrow Agent its portion of the purchase price for the Convertible Debentures (the aggregate of purchase price referred to as the “Escrowed Funds”) and the Transaction Documents. The parties shall ensure that each Buyer’s portion of the Escrowed Funds will be delivered to the Escrow Agent pursuant to the following wire transfer instructions:

BANK: CITIBANK, N.A., 330 Madison Avenue, New York, New York

ABA: 021000089

BENEFICIARY: Gottbetter & Partners, LLP, Attorney Trust Account

ACCOUNT: 49061322

REFERENCE: “Arbutus Resources, Inc. - [insert Buyer’s name]”

Gottbetter & Partners Accounting Contact: Vincent DiPaola; telephone: (212) 400-6900; email: vdp@gottbetter.com.

(b)  The Company intends that the Transaction Documents and the Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit and for the benefit of the Buyers as set forth herein.

(c)  The Escrow Agent shall hold and release the Transaction Documents and the Escrowed Funds only in accordance with the terms and conditions of this Article 8.

(d)  Subject to the provisions of Section 8(f), the Escrow Agent shall release the Transaction Documents and Escrowed Funds as follows:

(i)  On the Closing Date, the Escrow Agent will release the Transaction Documents to the Company and the Escrowed Funds to or for the benefit of the Company except that the legal fees and expenses owed to Gottbetter & Partners, LLP as counsel to the Company shall be deducted from the Escrowed Funds and released to Gottbetter & Partners, LLP.

(ii)  All funds to be delivered to the Company shall be delivered pursuant to written instructions substantially in the form of Exhibit A hereto (the “Instructions”) signed by the Company.

(iii)  Notwithstanding the above, upon receipt by the Escrow Agent of the Instructions, the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the terms of the Instructions; provided, however, that in the event of any conflict between such Instructions and the provisions of Section 8(d)(i) of this Agreement, the provisions of Section 8(d)(i) shall control.

(iv)  Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

(v)  In the event Transaction Documents for an aggregate purchase price of not less than the Minimum of $420,000 and corresponding Escrowed Funds for an aggregate of not less than such Minimum of $420,000 have not been received by the Escrow Agent on or before the Termination Date, then the Escrow Agent shall release the Transaction Documents and the Escrowed Funds to the Buyers as soon as reasonably possible.

(vi)  The Company acknowledges that the only terms and conditions upon which the Transaction Documents and Escrowed Funds are to be released are set forth in this Article 8. The Company reaffirms its agreement to abide by the terms and conditions of this Agreement with respect to the release of the Transaction Documents and the Escrowed Funds. Any dispute with respect to the release of the Transaction Documents or Escrowed Funds shall be resolved pursuant to Section 8(f) or by agreement between the parties.

(e)  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(i)  The Company and the Buyers acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Company or the Buyers are entitled to receipt of the Transaction Documents or Escrowed Funds pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(ii)  The Company and the buyers acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. The Company agrees to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents, and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Company and the Buyers under this Agreement and to no other person.

(iii)  The Company agrees to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(iv)  The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Company. Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent an Instruction authorizing delivery of the Transaction Documents and the Escrowed Funds to a substitute escrow agent selected by the Company. If no successor escrow agent is named by the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Transaction Documents and Escrowed Funds with the clerk of any such court.

(v)  The Escrow Agent does not have and will not have any interest in the Transaction Documents or the Escrowed Funds, but is serving only as escrow agent in connection therewith, having only possession thereof.

(vi)  This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(vii)  The provisions of this Section 8(e) shall survive the resignation of the Escrow Agent or the termination of this Agreement.

(f)  Resolution of disputes arising under this Article 8 shall be subject to the following terms and conditions:

(i)  If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Transaction Documents or the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Transaction Documents or the Escrowed Funds pending receipt of an Instruction from the Company, or (ii) deposit the Transaction Documents and Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Transaction Documents or the Escrowed Funds. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(ii)  The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Buyers, the Company or to any other person, firm, corporation or entity by reason of such compliance.

(g)  The escrow established hereby shall terminate upon the release of all of the Transaction Documents and delivery to the Company of the Escrowed Funds in accordance with this Article 8, or at any time upon the agreement in writing of the Buyers and the Company.

(h)  The Escrowed Funds shall neither be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Funds are deposited in an interest bearing account, each Buyer shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Buyer the Buyer’s United States taxpayer identification number and other requested information and forms.

9.  GOVERNING LAW: MISCELLANEOUS.

(a)  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)  Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Cromwell Uranium Corp.
1640 Terrace Way
Walnut Creek, CA 94597
Attention: David Rector
Telephone: (925) 930-0100
Facsimile: (925) 930-6338

With a copy to (or for notices to the Escrow Agent):	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Adam S. Gottbetter, Esq.
Telephone: 212-400-6900
Facsimile: 212-400-6901

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 7, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)  Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

ESCROW AGENT (with respect to Article 8 only)	COMPANY:
Gottbetter & Partners, LLP	Cromwell Uranium Corp.

By:/s/ Adam Gottbetter	By: /s/ David Rector
Name: Adam S. Gottbetter	Name: David Rector
Title: Managing Partner	Title: Chief Executive Officer

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyer	Amount of Subscription

By:__________________________
Name:
Office:

By:___________________________
Name:
Office:

By:____________________________
Name:
Office:

By:_____________________________
Name:
Office

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EXHIBIT A

Form of Instructions

Mr. Adam Gottbetter
Gottbetter & Partners, LLP
488 Madison Ave.
New York, New York 10022-5718
P: 212-400-6900
F: 212-400-6901

Re: Arbutus Resources, Inc.

Dear Mr. Gottbetter:

We hereby confirm that with respect to Article 8 of the Securities Purchase Agreement entered into on June , 2007 among Arbutus Resources, Inc., the Buyers and Gottbetter & Partners (the “Agreement”), LLP, the closing of the Debenture PPO (as defined in the Agreement) has taken place. All conditions for the release of the Transaction Documents and the Escrowed Funds have therefore been met. We authorize the release of the Transaction Documents and Escrowed Funds to the Company.

ARBUTUS RESOURCES, INC.

By:______________________________
Name: David Rector
Title:   Chief Executive Officer

2